SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Commission file number: 333-220497	(Rangers Sub I, LLC)
Commission file number: 333-39595-01	(FelCor Lodging Limited Partnership)

Date of Report (Date of earliest event reported): August 22, 2018

RANGERS SUB I, LLC

FELCOR LODGING LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Maryland	(Rangers Sub I, LLC)	30-1001580
Delaware	(FelCor Lodging Limited Partnership)	75-2544994
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)

c/o RLJ Lodging Trust 3 Bethesda Metro Center Suite 1000 Bethesda, MD 20814	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Leslie D. Hale as President and Chief Executive Officer of Rangers Sub I, LLC (“Rangers Sub”) and Rangers General Partner, LLC  (“Rangers GP”)

As previously disclosed, effective August 22, 2018, Ross H. Bierkan resigned from his positions at each of Rangers Sub and Rangers GP, the general partner of FelCor Lodging Limited Partnership. In connection with Mr. Bierkan’s resignation, on August 22, 2018, RLJ Lodging Trust, L.P. (“RLJ LP”), being the sole member of Rangers Sub and Rangers GP, appointed Leslie D. Hale, the current Executive Vice President, Chief Financial Officer and Treasurer of each of Rangers Sub and Rangers GP, as President and Chief Executive Officer of each of Rangers Sub and Rangers GP, effective August 22, 2018.

Effective August 22, 2018, Ms. Hale serves as the President and Chief Executive Officer of RLJ Lodging Trust (“RLJ”). Ms. Hale has previously served in multiple positions at RLJ, including Chief Operating Officer, Chief Financial Officer, Treasurer and Executive Vice President, beginning in February 2013. Ms. Hale previously served as chief financial officer and senior vice president of real estate and finance of RLJ Development from 2007 until the formation of RLJ, when she became RLJ’s Chief Financial Officer, Treasurer and Senior Vice President. She previously was the vice president of real estate and finance for RLJ Development from 2006 to September 2007 and director of real estate and finance from 2005 until her 2006 promotion. In these positions, Ms. Hale was responsible for the finance, tax, treasury and portfolio management functions as well as executing all real estate transactions. From 2002 to 2005, she held several positions within the global financial services division of General Electric Corp., including as a vice president in the business development group of GE Commercial Finance, and as an associate director in the GE Real Estate strategic capital group. Prior to that, she was an investment banker at Goldman, Sachs & Co. Ms. Hale received her Bachelor of Business Administration degree from Howard University and her Master of Business Administration degree from Harvard Business School. Ms. Hale has served on the board of directors of Macy’s Inc. (NYSE: M) (“Macy’s”) since January 2015 and currently serves on the Audit and Finance Committees of Macy’s board of directors and is a member of the Howard University board of trustees.

There are no family relationships between Ms. Hale and any executive officer of Rangers Sub or Rangers GP, and Ms. Hale does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Hale was not appointed pursuant to any arrangement or understanding between her and any other person.

Appointment of Sean M. Mahoney as Executive Vice President, Chief Financial Officer and Treasurer of Rangers Sub and Rangers GP

In connection with Ms. Hale’s appointment as President and Chief Executive Officer of each of Rangers Sub and Rangers GP, effective August 22, 2018, Ms. Hale resigned from her positions as Executive Vice President, Chief Financial Officer and Treasurer of each of Rangers Sub and Rangers GP. On August 22, 2018, RLJ LP, being the sole member of Rangers Sub and Rangers GP, appointed Sean M. Mahoney as Executive Vice President, Chief Financial Officer and Treasurer of each of Rangers Sub and Rangers GP, effective August 22, 2018.

Mr. Mahoney has served as the Executive Vice President, Chief Financial Officer and Treasurer of RLJ since August 1, 2018. Mr. Mahoney previously worked for another publicly traded lodging real estate investment trust, where he served as executive vice president, chief financial officer and treasurer from September 2008 to March 2018, and as senior vice president, chief accounting officer and corporate controller from August 2004 until September 2008. Prior to that, Mr. Mahoney served as a senior manager with Ernst & Young LLP in McLean, Virginia. During 2002 and 2003, Mr. Mahoney served as a Director in the Dublin, Ireland audit practice of KPMG, LLP. From 1993 to 2001, Mr. Mahoney worked in the audit practice of Arthur Andersen LLP. Mr. Mahoney received a Bachelor of Science degree from Syracuse University in 1993.

There are no family relationships between Mr. Mahoney and any executive officer of Rangers Sub or Rangers GP, and Mr. Mahoney does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Mahoney was not appointed pursuant to any arrangement or understanding between him and any other person.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGERS SUB I, LLC

August 28, 2018	By:	/s/ Frederick D. McKalip
Frederick D. McKalip
Senior Vice President and General Counsel

FELCOR LODGING LIMITED PARTNERSHIP

	By:	Rangers General Partner, LLC,
its General Partner

August 28, 2018	By:	/s/ Frederick D. McKalip
Frederick D. McKalip
Senior Vice President and General Counsel